Designated Filer:         Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:   ScanSoft, Inc.  (SSFT)
Date of Event Requiring Statement:  December 13, 2004


                                                                    EXHIBIT 99.1
                                                                    ------------


                               CONTINUATION SHEET
                               ------------------


(1) All of the securities disclosed in this Form 4 are owned by Warburg Pincus Private Equity VIII, L.P. ("WP VIII"). The sole general partner of WP VIII is Warburg Pincus & Co., a New York general partnership ("WP"). Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages WP
     VIII. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP and WP LLC may be deemed to be the beneficial owners of the securities beneficially owned by WP
     VIII. WP and WP LLC each disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. William H. Janeway, who became a director of ScanSoft, Inc. (the issuer) on April 8, 2004, is a partner of WP and a Vice Chairman of WP LLC. As such, Mr. Janeway may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities beneficially owned by WP VIII, WP LLC and WP. Mr. Janeway disclaims beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein.

Designated Filer:         Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:   ScanSoft, Inc.  (SSFT)
Date of Event Requiring Statement:  December 13, 2004

1.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               New York, New York  10017

2.   Name:     Warburg Pincus LLC
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017

3.   Name:     William H. Janeway (Director)
     Address:  c/o Warburg Pincus & Co.
               466 Lexington Avenue
               New York, New York  10017



                    WARBURG PINCUS & CO.

                    By: /s/ Scott A. Arenare                December 15, 2004
                        ------------------------------      -----------------
                        Name:  Scott A. Arenare             Date
                        Title: Partner


                    WARBURG PINCUS LLC

                    By: /s/ Scott A. Arenare                December 15, 2004
                        ------------------------------      -----------------
                        Name:  Scott A. Arenare             Date
                        Title: Managing Director


                    By: /s/ William H. Janeway              December 15, 2004
                        ------------------------------      -----------------
                        Name:  William H. Janeway           Date